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                                                                     EXHIBIT 5.1
                       [Letterhead of Alston & Bird LLP]

                               November 24, 1998


Acsys, Inc.
75 14th Street, Suite 2200
Atlanta, Georgia  30309

     Re:  Form S-8 Registration Statement
          Stock Options for William B. Bond, John P. O'Donnell, Clark Smith, Brian W. Trout, and Steve A. Weed

Ladies and Gentlemen:

          The undersigned has acted as special counsel for Acsys, Inc., a Georgia corporation (the "Company"), in connection with the above-referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and covering 39,480 shares of the Company's common stock, no par value per share ("Company Stock"), that may be issued pursuant to the Stock Options for William B. Bond, John P. O'Donnell, Clark Smith, Brian W. Trout, and Steve A. Weed (the "Options"). In connection therewith, we have examined originals or copies of corporate records, certificates of public officials and of officers of the Company and other instruments as we have deemed relevant and necessary for the opinion hereinafter expressed.

          On the basis of the foregoing, it is our opinion that the 39,480 shares of Company Stock to be issued pursuant to the Options, when issued in accordance with the terms and conditions of the Options, will be legally and validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing therein. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                               Sincerely,

                                               ALSTON & BIRD LLP


                                               By: /s/ Bryan E. Davis
                                                  -----------------------
                                                       A PARTNER